Exhibit 4.5.3

EXECUTION COPY

SUPPLEMENTAL INDENTURE NO. 2 (this “Amendment”) dated as of October 25, 2012, to the THIRD AMENDED AND RESTATED BASE INDENTURE, dated as of September 18, 2009 (as amended, modified or supplemented as of the date hereof, exclusive of Series Supplements, the “Base Indenture”), among HERTZ VEHICLE FINANCING LLC, a special purpose limited liability company established under the laws of Delaware (“HVF”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, in its capacity as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, HVF and the Trustee wish to amend the Base Indenture to amend the definition of “Ineligible Non-Investment Grade Manufacturer Receivable Amount” therein;

WHEREAS, Sections 12.2 and 12.3 of the Base Indenture permit HVF and the Trustee to effect certain amendments to the Base Indenture, subject to the conditions set forth therein;

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1.  Defined Terms.  All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Base Indenture or, if not defined therein, the Series 2009-1 Supplement or the Series 2010-2 Supplement, as applicable.  Reference is made herein to the Second Amended and Restated Series 2009-1 Supplement to the Base Indenture, dated as of the date hereof, between HVF and the Trustee (as further amended, modified or supplemented as of the date hereof, the “Series 2009-1 Supplement”), the Series 2010-2 Supplement to the Base Indenture, dated as of December 16, 2010, between HVF and the Trustee (as amended, modified or supplemented as of the date hereof, the “Series 2010-2 Supplement”).

2.  Trustee Consent.  Pursuant to Section 12.2 of the Base Indenture, HVF may amend the definition of “Ineligible Non-Investment Grade Manufacturer Receivable Amount” without the consent of any Indenture Noteholders.  By agreeing, acknowledging and consenting to this Amendment, the Series 2009-1 Noteholders and the Series 2010-2 Noteholders hereby consent to the Trustee entering into this Amendment.

3.  Amendments to the Base Indenture.  The definition of “Ineligible Non-Investment Grade Manufacturer Receivable Amount” is hereby amended and restated in its entirety as follows:

“Ineligible Non-Investment Grade Manufacturer Receivable Amount” means, as of any date of determination, with respect to each Non-Investment Grade Manufacturer, an amount equal to the sum (without duplication) of the following amounts to the extent that such amounts are included in clauses (i) through (x) of the definition of Aggregate Asset Amount for such date: (a) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Non-Investment Grade Manufacturer with respect to Vehicles that are Eligible Vehicles and Eligible Program Vehicles when turned in to and accepted by such Non-Investment Grade Manufacturer or delivered and accepted for Auction, plus (b) the aggregate amount of Manufacturer Receivables (other than Excluded Payments) payable to HVF or to the Intermediary pursuant to the Master Exchange Agreement, in each case, as of such date by such Non-Investment Grade Manufacturers with respect to Vehicles that were Eligible Vehicles but not Eligible Program Vehicles when turned in to and accepted by such Non-Investment Grade Manufacturer or delivered and accepted for Auction, minus (c) the product of (A) 0.65 and (B) the Net Book Value as of the Turnback Date of each Vehicle manufactured by a Non-Investment Grade Manufacturer who as of such date has a long-term unsecured debt rating greater than or equal to “Ba3” and less than “Baa3” by Moody’s that (I) was an Eligible Vehicle subject to a Guaranteed Depreciation Program when turned in to and accepted by such Non-Investment Grade Manufacturer or delivered and accepted for Auction, (II) has not been purchased by the Manufacturer thereof or otherwise sold, (III) the Certificate of Title for such Vehicle names HVF or the Nominee as the owner of such Vehicle as of such date and (IV) the Certificate of Title for such Vehicle is held by HVF or its agent as of such date, minus (d) the product of (A) 0.25 and (B) the Net Book Value as of the Turnback Date of each Vehicle manufactured by a Non-Investment Grade Manufacturer who as of such date has a long-term unsecured debt rating greater than or equal to “B3” and less than “Ba3” by Moody’s that (I) was an Eligible Vehicle subject to a Guaranteed Depreciation Program when turned in to and accepted by such Non-Investment Grade Manufacturer or delivered and accepted for Auction, (II) has not been purchased by the Manufacturer thereof or otherwise sold, (III) the Certificate of Title for such Vehicle names HVF or the Nominee as the owner of such Vehicle as of such date and (IV) the Certificate of Title for such Vehicle is held by HVF or its agent as of such date; provided, that the definition of “Ineligible Non-Investment Grade Manufacturer Receivable Amount” may be amended by HVF, subject to satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding with respect to such amendment; provided further that any Non-Investment Grade Manufacturer may be excluded from this definition by HVF, subject to satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding with respect to such exclusion.

4.  Effectiveness.  This Amendment shall be effective upon delivery of executed signature pages by all parties hereto and satisfaction of the Rating Agency Condition with respect to each Series of Indenture Notes Outstanding.

5.  Reference to and Effect on the Base Indenture; Ratification.

(a) Except as specifically amended above, the Base Indenture is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

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(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Base Indenture, or constitute a waiver of any provision of any other agreement.

(c) Upon the effectiveness hereof, each reference in the Base Indenture to “Base Indenture”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Base Indenture, and each reference in any other Related Document to “the Base Indenture”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Base Indenture, shall mean and be a reference to the Base Indenture as amended hereby.

6.  Counterparts; Facsimile Signature.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.

7.  Governing Law.  THIS AMENDMENT, AND ALL MATTERS ARISING FROM OR IN ANY MANNER RELATING TO THIS AMENDMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.  Headings.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

9.  Severability.  The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.  Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

10.  Interpretation.  Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HERTZ VEHICLE FINANCING LLC,

By:	/s/ Scott Massengill
Name: Scott Massengill
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:	/s/ Michael Caligiuri
Name: Michael Caligiuri
Title: Vice President

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE NO. 2 TO THIRD AMENDED AND RESTATED BASED INDENTURE]

AGREED, ACKNOWLEDGED AND CONSENTED:

SARATOGA FUNDING CORP., LLC,
as a Conduit Investor

By:	/s/ Irina Khalmova
Name: Irina Khalmova
Title: Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Funding Agent

By:	/s/ Billy Strobel
Name: Billy Strobel
Title: Vice President

By:	/s/ Robert Sheldon
Name: Robert Sheldon
Title: Managing Director

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Committed Note Purchaser

By:	/s/ Billy Strobel
Name: Billy Strobel
Title: Vice President

By:	/s/ Robert Sheldon
Name: Robert Sheldon
Title: Managing Director

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE NO. 2 TO THIRD AMENDED AND RESTATED BASED INDENTURE]

AGREED, ACKNOWLEDGED AND CONSENTED:

BANK OF AMERICA, N.A.,
as a Funding Agent

By:	/s/ Jeremy Grubb
Name: Jeremy Grubb
Title: Vice President

BANK OF AMERICA, N.A.,
as a Committed Note Purchaser

By:	/s/ Jeremy Grubb
Name: Jeremy Grubb
Title: Vice President

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE NO. 2 TO THIRD AMENDED AND RESTATED BASED INDENTURE]

AGREED, ACKNOWLEDGED AND CONSENTED:

LIBERTY STREET FUNDING LLC,
as a Conduit Investor

By:	/s/ Jill A. Russo
Name: Jill A. Russo
Title: Vice President

THE BANK OF NOVA SCOTIA,
as a Funding Agent

By:	/s/ Kimberly Snyder
Name: Kimberly Snyder
Title: Director

THE BANK OF NOVA SCOTIA,
as a Committed Note Purchaser

By:	/s/ Kimberly Snyder
Name: Kimberly Snyder
Title: Director

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE NO. 2 TO THIRD AMENDED AND RESTATED BASED INDENTURE]

AGREED, ACKNOWLEDGED AND CONSENTED:

BARCLAYS BANK PLC,
as a Committed Note Purchaser

By:	/s/ Jamie Pratt
Name: Jamie Pratt
Title: Director

BARCLAYS BANK PLC,
as a Funding Agent

By:	/s/ Jamie Pratt
Name: Jamie Pratt
Title: Director

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE NO. 2 TO THIRD AMENDED AND RESTATED BASED INDENTURE]

AGREED, ACKNOWLEDGED AND CONSENTED:

FAIRWAY FINANCE COMPANY LLC,
as a Conduit Investor

By:	/s/ Lori Gebron
Name: Lori Gebron
Title: Vice President

BMO CAPITAL MARKETS CORP.,
as a Funding Agent

By:	/s/ John Pappano
Name: John Pappano
Title: Managing Director

BANK OF MONTREAL,
as a Committed Note Purchaser

By:	/s/ Brian Zaban
Name: Brian Zaban
Title: Managing Director

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE NO. 2 TO THIRD AMENDED AND RESTATED BASED INDENTURE]

AGREED, ACKNOWLEDGED AND CONSENTED:

ATLANTIC ASSET SECURITIZATION LLC,
as a Conduit Investor

By:	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Attorney-in-Fact

By:	/s/ Richard McBride
Name: Richard McBride
Title: Director

By:	/s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Funding Agent

By:	/s/ Richard McBride
Name: Richard McBride
Title: Director

By:	/s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Committed Note Purchaser

By:	/s/ Richard McBride
Name: Richard McBride
Title: Director

By:	/s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE NO. 2 TO THIRD AMENDED AND RESTATED BASED INDENTURE]

AGREED, ACKNOWLEDGED AND CONSENTED:

MONT BLANC CAPITAL CORP.,
as a Conduit Investor

By:	ING CAPITAL MARKETS, LLC,
as Attorney-in-Fact

By:	/s/ Leonard Y.K. Woo, Jr.
Name: Leonard Y.K. Woo, Jr.
Title: Director

ING CAPITAL MARKETS, LLC,
as a Funding Agent

By:	/s/ Leonard Y.K. Woo, Jr.
Name: Leonard Y.K. Woo, Jr.
Title: Director

ING BANK N.V. (DUBLIN BRANCH),
as a Committed Note Purchaser

By:	/s/ Karl Cummings
Name: Karl Cummings
Title: Vice President

By:	/s/ Aidan Neill
Name: Aidan Neill
Title: Director

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE NO. 2 TO THIRD AMENDED AND RESTATED BASED INDENTURE]

AGREED, ACKNOWLEDGED AND CONSENTED:

JUPITER SECURITIZATION COMPANY LLC,
as a Conduit Investor

By:	JPMORGAN CHASE BANK, N.A.,
as Attorney-in-Fact

By:	/s/ Alexander Louis-Jeune
Name: Alexander Louis-Jeune
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as a Funding Agent

By:	/s/ Alexander Louis-Jeune
Name: Alexander Louis-Jeune
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as a Committed Note Purchaser

By:	/s/ Alexander Louis-Jeune
Name: Alexander Louis-Jeune
Title: Vice President

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE NO. 2 TO THIRD AMENDED AND RESTATED BASED INDENTURE]

AGREED, ACKNOWLEDGED AND CONSENTED:

VERSAILLES ASSETS LLC,
as a Conduit Investor

By:	GLOBAL SECURITIZATION SERVICES, LLC,
its Manager

By:	/s/ John L. Fridlington
Name: John L. Fridlington
Title: Vice President

NATIXIS NEWYORK BRANCH,
as a Funding Agent

By:	/s/ David Bondy
Name: David Bondy
Title: Managing Director

By:	/s/ Henry Sandlass
Name: Henry Sandlass
Title: Managing Director

VERSAILLES ASSETS LLC,
as a Committed Note Purchaser

By:	GLOBAL SECURITIZATION SERVICES, LLC,
its Manager

By:	/s/ John L. Fridlington
Name: John L. Fridlington
Title: Vice President

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE NO. 2 TO THIRD AMENDED AND RESTATED BASED INDENTURE]

AGREED, ACKNOWLEDGED AND CONSENTED:

THE ROYAL BANK OF SCOTLAND PLC,
as a Funding Agent

By:	RBS SECURITIES INC., as agent

By:	/s/ David J. Donofrio
Name: David J. Donofrio
Title: Director

THE ROYAL BANK OF SCOTLAND PLC,
as a Committed Note Purchaser

By:	RBS SECURITIES INC., as agent

By:	/s/ David J. Donofrio
Name: David J. Donofrio
Title: Director

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE NO. 2 TO THIRD AMENDED AND RESTATED BASED INDENTURE]

AGREED, ACKNOWLEDGED AND CONSENTED:

SUNTRUST BANK,
as a Funding Agent and as a Committed Note Purchaser

By:	/s/ Michael Peden
Name: Michael Peden
Title: Vice President

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE NO. 2 TO THIRD AMENDED AND RESTATED BASED INDENTURE]